Exhibit 99.1

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Integral Technologies, Inc.
June 2016 Corporate Update
October-13-2016
Confirmation #13647457

Operator:  Greetings, and welcome to the Integral Technologies, Incorporated Corporate Update and Financial Results Conference Call for the period ending June 30th, 2016.

At this time all participants are in a listen-only mode, and a question-and-answer session will follow the formal presentation.  If anyone should require operator assistance during the conference, please, press star-zero on your telephone keypad.  And as a reminder, this conference is being recorded.

I’ll now turn the call over to the Integral team.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Unidentified Woman:  This conference call contains forward-looking statements within the meaning of Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act.  These statements include, without limitation, predictions and guidance relating to the Company’s future financial performance and the research, development, commercialization of its technologies.

In some cases you can identify forward-looking statements by terminology such as, may, should, expects, plans, anticipates, believes, estimates, predicts, potential, continue, or the negative of these terms or other comparable terminology.  These forward-looking statements are based on management’s current expectations, but they involve a number of risk and uncertainties.

Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of such factors, risk and uncertainties as competition in the markets for the products and services sold by the Company, the ability of the Company to execute its plan, other factors detailed in the Company’s public filings with the SEC, including without limitation those described in the Company’s Annual Report of Form 10-K for the year ended June 30th, 2015 as filed with the Securities and Exchange Commission and available at www.sec.gov, and the parities may be unable to agree upon definitive agreements.  You’re urged to consider these factors carefully in evaluating the forward-looking statements.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Mr. Doug Bathauer:  Well, good afternoon or evening, everybody, depending on which time zone you’re in; always a pleasure to get the opportunity to speak to--um, to everyone.

Today the structure of this call and the agenda really isn’t going to be a lot different than, uh, anything in the past.  We’ll start off with Bart giving a bit of an overview of the financials of the Company.  Then, I’ll provide an update as far as a general business update and some of the things that are going on now and also things that we see going into the future.  And if there’s some time left, we will do, um, a little bit of Q&A as well.

So, right now, I’ll turn it over to Bart, and we’ll go from there.

Mr. Bart Snell:  Thanks, Doug.

Um, this afternoon, we will cover some of the highlights of our 2016 performance for the full-year, and we will, uh, be finalizing our 10-K in the next couple of weeks.  As you know, we’ve been an on-time filer of our quarterly and annual statements.  Um, we have limited resources internally, which restrained this quarter preparing for our recently released proxy statement, as well as, uh, some newly required highly technical statistical analysis required by our auditors and GAAP to value the derivative liabilities, um, relating to our convertible debt.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

So, looking at, uh, some of the highlights for a minute, our operating results for the full-year tracked the previous three quarters, uh, reported in our 10-Qs, for those of you that have followed us.  Revenue due to sales of our electrically active materials increased about 109 percent year-over-year.  Operating expenses were down 23 percent year-to-year, reducing our funding requirements.  And specifically SG&A was down 23 percent over 2015, while R&D was up just 1 percent, um, as we continue to support our, um, external customers and ramped up our support of the bi-polar [sp] battery section.

The net loss for the year increased 5 percent, uh, driven down by a reductions in operating expense that were partly offset by the increase in interest expense [unintelligible] higher levels of debt as we, uh, went through the year.

Cash used in operating activities decreased 30 percent along, um, the lines of our reductions in operating expenses.  And cash provided by financing expenses was essentially unchanged or about the same as it was in 2015.

As we’ve pointed out in our continuing disclose, uh, of our Qs, we have a continuing need to raise capital.  That being said, the reduction in our cash used in operating activities by about one million dollars year-over-year and the increasing sales of our materials is reducing our external funding, uh, requirement needs.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Doug?

Mr. Doug Bathauer:  Yeah, one point of clarification I might have you, um, provide there, Bart--.

Mr. Bart Snell:  --Um-hmm--.

Mr. Doug Bathauer:  --Is as far as the convertible debt, um, that was something that wasn’t disclosed in our last quarter.  But, we have not incurred any new, uh, convertible debt--?

Mr. Bart Snell:  --New--there’s been no incremental debt.  No.

Mr. Doug Bathauer:  Okay, and that’s one important point I do want to point out.  That was--.

Mr. Bart Snell:  --Exactly--.

Mr. Doug Bathauer:  --Uh--yeah, that was one that we incurred, which was essentially to, um, wipe out all other convertible debt, and that is essentially what had happened.  And, um, it’s still the only one remaining that we have not recurred--um, we’ve not incurred anything further from that.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Mr. Bart Snell:  Correct.  That’s exactly right.

Mr. Doug Bathauer:  All right.  And one other thing, too, and this is a question we do get a lot--.

Mr. Bart Snell:  --Um-hmm--.

Mr. Doug Bathauer:  --From a--from the shareholder base is the decrease in cash used--.

Mr. Bart Snell:  --Um-hmm--.

Mr. Doug Bathauer:  --Um, but yet the loss is just a little bit higher--.

Mr. Bart Snell:  --Um-hmm--.

Mr. Doug Bathauer:  --It would seem as though if there’s less cash used maybe the loss would be lower, too.  What would be the difference between those two?

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Mr. Bart Snell:  Well, the reduction in operating expenses is a true reduction in--uh, for the most part in cash requirements.  The increase in the--um, uh, the increase in interest expense is a non-cash item, so it doesn’t consume cash.  Um, so, if you will, the net loss is--uh, is the result of a decrease in kind of cash, um, derived expenses, uh, more--slightly offset by the increase in non-cash interest expense.

Mr. Doug Bathauer:  And then, for the next 20 or 30 minutes, um, I do want to go into a little bit of what’s been going on in the last few months.  Uh, there have been a lot of questions and a lot of, um, you know, curiosity, of course, as to what’s been going on.  And, um, we’ll go through that, and we’ll see how things go as to whether we’ll break this up into two sections of Q&A or whether we’ll just--um, or whether we’ll just do one.  But, uh--and, of course, anytime, Bart, if you feel like you need to chime in there, um, you know, please do.

Mr. Bart Snell:  Thanks.

Mr. Doug Bathauer:  And, uh, Chris, for everybody’s benefit, just--um, again, I don’t know how much time we’ll have for Q&A, but just to kind of save some time, if you could give the instructions for that now, that way people can get in queue.  And if we do have the time, they’ll already be in queue.  We won’t have to take that time later, uh, to give those instructions.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Operator:  Sure, thing, Doug, no problem.

Ladies and gentlemen, if you’d like to ask a question just press star-one on your telephone keypad.  You’ll know that you’ve entered the question queue through a confirmation tone.  And if you’d like to remove your question from the queue, you may press star-two.  And, as a reminder, if you are using, uh, speaker equipment, you may have to pick up your handset before pressing the star keys.

Mr. Doug Bathauer:  Thank you.

The first thing I want to start off with, and it’s pretty similar to how we start most every call, it’s just really a reminder of where we’re going as a Company and from a high level where we’re headed.  Um, and this is one of those instances where I know, uh, 75 percent of you tune out at this part of it.  This is actually an instance where I really would like everybody to tune in, because it really will be a significant lead-in to what we’re about ready to--um, what I’m about ready to talk about.  Um, but, as you know, as we’ve announced--when we moved to Evansville, uh, just here within the last two years, we really talked a lot about improved manufacturing and how we really wanted to have increased capacity.  We wanted to have room for expansion, uh, you know, better lab testing facilities and also bringing in some high volume plastics manufacturing expertise.  Certainly none of those things were ever taking anything away from Jasper [sp] and what their capabilities were.  Jasper’s certainly been a very valuable partner, and they continue to be, you know, a very collaborative partner with us to this day.  But, Jasper did not, uh, you know, possess those kind of, um, capabilities.  They didn’t have high volume plastics manufacturing.  Nor did they have that lab capability.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

So, for us, it was very important to have those things.  And in comments we’ve heard over the last couple of years is, and I think has been on conference calls like this as well, things like, “Oh, is your attitude build it and they will come; um, are you getting the cart ahead of the horse,” you know, those kind of things, and that’s not necessarily the case.

In this business really what we’re trying to do is supply plastic.  You really have to have a certain level of capacity and expertise in order to actually get the orders and the volume of orders that you want.  So, that was really a strategic move on our part back then knowing that we needed to improve on that aspect of our business.

So, I just kind of want to leave you with that, and we’ve dramatically improved our capability over the last couple of years.  And, again, that will lead us into a little bit more of our conversation coming up here in just a few minutes.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Um, and, again, just a reminder, and this is important, although it may not seem to be that at the moment.  Just a little reminder about what ElectriPlast is and what the core of our technology has been as far as the patents, how it performs.  And what ElectriPlast really does is ElectriPlast is a highly conductive, conductive [sp] plastic.  And by highly conductive, those are applications that are typically going to be truly used as a conductor, like in our battery plates [sp] or used in various things for EMI shielding, um, you know, things that house high power electronics.  Those are really what a lot of the highly conductive materials do.

And, as I’ve been pounding the table for the last two, three, four years, this is a huge market on the verge of very dramatic growth.  And that dramatic growth is really driven by the macro trends that we see out there, you know, the electrification of the vehicle.  That’s a trend that is not going to stop.  And, you know, if we--in our generation we may very well see those are the only vehicles being produced are electric vehicles.  Light weighting of vehicles, um, all--and certainly energy conservation, wind, solar, all those things are really leading into the highly conductive plastic market.  And, again, just for clarification, I’ve gotten questions about this recently is when you see the size of the conductive plastics market, you know, and it’s something in the three to five billion dollar range currently, and this is just conductive plastics as a whole, um, primarily that market is mostly made up of things that are not highly conductive plastic.  Most of that market is in your lower conductive market side of things.  And, whereas, the market we talk about is really in that highly conductive things that really haven’t started being fully--um, fully embraced and fully utilized just because the macro trends haven’t been there.  You know, again, I won’t belabor it, but, you know, reduce carbon fiber, prices, all those things have really lead into why that is a--on the verge of, you know, very rapid growth.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

The challenges of that market, as we’ve talked about many times on these calls, is, um, adoption of new material into that.  You know, right now, and if you look across essentially every electric vehicle on their high power electronics, you’re going to see, uh, cast aluminium boxes that contain those high power electronics.  That’s what is used for shielding currently.  It will take some time before those are displaced with conductive plastic.  Uh, and, of course, the other challenge is it takes a highly engineered effort in order to get some of the high--to get those in there.

We’re extremely excited about the highly conductive market, but, as you all know on this call, the sales cycles have been a little bit long, and it--we know they’re there and things are percolating, and we’re on the verge of very many things, but, again, it’s difficult to say exactly how long it will be until there’s full adoption all across the board.

Um, but I say all that because one thing we have really not been able to fully utilize is the other part of the conductive plastics market, which is the lower conductive plastic.  And the lower conductive plastics part of the market, again, when you look at estimates from industry about lower conductive--or I’m sorry; about the conductive plastics market as a whole, generally what that is referring to are things to do with static dissipation.  Um, for example, at a gas pump, um, you know, various electronics, things where you’re going to cause some sort of static dissipation, and there are multiple automotive applications where the build-up of static would really cause a lot of problems.  That’s where--when you see those estimates that’s primarily dealing with static discharge in the lower conductive portion of the market.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Um, we’ve had multiple opportunities over the years, um, for that business, ‘cause certainly as customer requests come in, as we meet with customers, there have been multiple opportunities for sales in that market.  The challenge we have had though is we really didn’t have anything to fill that gap in the conductive plas--in the lower conductive, uh, for various reasons.  One there’s a little bit of a different manufacturing method, uh, number two, the size of those orders tend to be much larger, because these are for some, um, parts that are--I mean lots of them made.  And so, we really just didn’t have the capacity to participate in that market.  Consequently, we, more or less, had to pass on that.  Um, you know, as that business has come in, or the opportunity for that business, it’s just a gap we couldn’t fill.

So, what we’ve been doing, particularly over the last year, we’ve put a--we’ve really put a lot of a focus on that as we’ve got our feet underneath us here a little bit in Evansville and really been improving our manufacturing capability and what we’re able to do.  So, where we are now is we have--we do now have a lower conductive line of conductive [sp] plastic.  And keep listening to me, ‘cause there’s a lot more to add to this, okay?  It’s just not a line.  There’s, uh, more to talk about.  This--and by no means whatsoever displaces anything we’ve been doing the last 10 years.  This is just a complement.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

We now have a conductive plastic line from the lokin--lowly conductive plastic, all the way to the high conductive.  So, we now have materials that can meet your need for static discharge, all the way up to making a battery plate where it serves as a conductor.  Um, and we’ve been working on this for at least the last year, you know, getting the portfolio in place, making sure we can manufacture it, make it, you know, meet the various specifications that we need and, of course, making sure that there’s a market for this.

The nice thing about some of the lower conductive market is there’s already--it does not require all the engineering, because it’s not as technical as some of the highly conductive things and in many, many cases there’s already a market for that.  So, you have the opportunity to displace other people.  There’s just a lot more opportunity out there.  And the lead-time is not nearly as long as what it is on the highly conductive.

The reason I bring that up now, and why I really start the call up with that a little bit, is because we not only have that--we have not only filled our line completely, you know, from top to bottom, uh, we’ve also been generating sales from that product line.  And this has been going on for roughly the last two or three months.  We’ve really needed to take--initially we really wanted to take baby steps getting into this, ‘cause we’re going from relatively low volume as a Company to relatively high volume.  And the thing that we really wanted--although we’ve been preparing for this for a couple of years, um, we really didn’t want to just dive head into and be inundated and not really be able to come up with the quality product the customers are looking for or not be able to meet customer demand from a timely standpoint.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

And over the last, you know, particularly three to four months it’s definitely been a bit of a transition.  It’s been a lot of work on this end just, um, really being able to support the demand that’s already coming in.  But, really what I want to say now it’s really what a lot of you have been waiting to hear me say for years, me or my predecessors, um, we now have multiple sales in multiple industries and, as we speak now, as I look at our production board behind me, we’re roughly at about a two week backlog on orders.  Um, over the last two to three months, we’ve delivered commercial orders to automotive tier ones, industrial companies, molders, consumer electronics.  Uh, we’ve also had repeat orders, uh, from customers for certain material.  We’ve really entered into, um, a whole different realm from where we’ve been the last several years.  Um, and to put this a little bit in perspective, and I’m really doing my best not to speak in superlatives, uh, but over the last two to three months we’ve produced and sold more material than what we have in the last 10 years combined.  And it really--all of this was made possible--I wouldn’t say simply, but it was really made possible because of our move to Evansville, you know, roughly two years ago and the expertise that we now have here with Nova Polymers.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

You know, I get asked a lot about Chang Rim, where did announce, you know, the largest, uh, order in company history.  You know, that was probably roughly a year ago.  Um, we have had at least four orders that far exceed the Chang Rim quantity that was there.  And our capacity has gone up dramatically, you know, since that period of time.  You know, back of that period of time it took us, uh, a few days to produce the Chang Rim order.

Uh, to give you an example, yesterday we completely an order that was roughly the same size of Chang Rim and it took us about four hours.  Um, but, again, back to it was really all in this long preparation to get to this point, ‘cause if we didn’t have access to that sort of, um, manufacturing and manufacturing expertise, we just wouldn’t be able to do it.  And this lower conductive market has been essentially the low-lying fruit for a--I shouldn’t say low-lying fruit.  It’s actually been there for some time, uh, but we’ve just not had the ability to--um, to capitalize on it.

Uh, and, again, a little bit more perspective, ‘cause I know I’ll get a lot of questions about this as time goes on, um, you know, from an order size standpoint, we’re getting orders anywhere from, you know, a small order from a hundred to two hundred pounds up to the three to four thousand pound range.  Uh, we’re not at a point yet where we’re getting those orders in the tons.  You know, 10,000, 20,000 pounds, uh, we’re not at that point yet, but we’re getting nice orders, decent volume, and, at this point in time, we’re really at a point where, um, we feel pretty comfortable in handing, you know, what’s coming over there--or what’s coming to us.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Um, I do want to add to that a little bit.  You know, we--from a revenue standpoint, which I’m sure everybody’s curious and wondering about, as I’m sure you are, Bart, um, we’ll start seeing a little bit of this revenue, um, a little bit as it will show up in Q1, uh, which just ended, uh, a couple weeks ago.  But, for the most part, we’ll actually start seeing this revenue hit in the current quarter we’re in, which is Q2.  Uh, we’ve intentionally not done a big rollout of the new product yet.  Uh, quite frankly, that’s largely in part because if we did that, we really don’t want to get to the point where we can’t handle it on the manufacturing side.

Um, you know, I may have mentioned it before, but we’re taking relatively, you know, more or less baby steps, um, ‘cause the priority right now is deliver a quality product, deliver it in a timely manner and make sure we have customers that we’re going to--that are going to be repeat customers that we continue to have for years to come.

Um, it’s definitely preliminary for us to provide any sort of guidance or projections or anything like that, you know, from a sales standpoint, and this goes for the overall, you know, portfolio, but we’re really hopeful at this stage of the game, um, to be cash flow positive from this port--just from this portion of our portfolio.  We really hope to be cash flow positive in calendar year 2017.  Um, and, again, just to give everybody an expectation, we don’t anticipate a full blown product rollout on this, uh, until early next year, early 2017, um, because at this point in time, I don’t know how else to put it, we have our hands full, uh, with the orders that we have, and we really just wanted to kind of just gradually, uh, wade into this, rather than just, uh, you know, jump into it all at once.  We not only want to get customers, we want to make sure we maintain customers.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Um, and, again, I want to reiterate, this is still very much a part of the ElectriPlast portfolio.  It just targets a different segment of the market.  It’s much more in the lower conductive market, rather than the high conductive and, you know, lower lead times.  Um, and just it’s been a--we still see the larger, high growth really coming from the highly conductive, but, as you all know, um, we don’t want to wait another--we don’t want to wait any longer for that.  Go to where that current business is and we’ll--you know, obviously, we’re still pursuing very heavily on the, um, highly conductive as well.

And I will just take--that was a mouthful, I realize.  So, let me just take maybe one question here.  And then, I’ll get onto, um, the rest of the update.  And whoever’s up, uh, first there, Chris.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Operator:  All right, no problem.  We have, uh, first on line is Tim Hoke [sp], a private investor.  Please proceed with your question.

Mr. Tim Hoke:  Uh, hi, Doug.  I’ve been around here quite a while, and I definitely appreciate your stewardship since you’ve taken over as CEO.

Um, you know, everyone, and especially those of us who’ve been around for a while, are interested in the potential profits.  And I’m wondering if you could talk a little bit about the margins and pricing in the new lower conductive plastics.

Mr. Doug Bathauer:  A fair question.  Let me give you--I’ll give you an answer to that from a pricing standpoint, and I’ll speak to what we have done, what we’ve actually already shipped out the door, delivered to a customer and have invoiced for, uh, and it definitely changes a lot by volume.  Obviously, if you do a small order you’re going to charge more per pound versus a large order, but it’s been some--at volume, again, depending on what it’s composed of, because just like elec--just like our highly conductive, this plastic can be composed of various things.  You know, it may have a different level of stainless steel or a different level of carbon fiber, you know?

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

And also one thing I want to add to that, too, Tim, is we now have the ability to add various other things.  Because, we’re here at Nova, you know, a very common filler to plastic is glass.  You know, we have the ability to add glass or whatever else you need to do, which, again, is a capability we did not have two years ago.

Um, sorry, I’m sounding like a plastics guy.  I apologize.  But, the pricing is typically somewhere in the--at volume it’s somewhere in the four to seven dollar range is what we’re seeing in the volume cases.  And by volume, I mean a thousand pounds and higher.  And there are few of those particular blends that may go a little bit higher than that, uh, but typically nothing lower than the four to five dollar range is typically on the lower side.  And from a margin standpoint--and the things really neat about some of the things in our--in this portfolio is it really runs the gamut.  Some of these are kind of nitchy [sp] little things, uh, and some of them are a little bit more commoditized.  But, we recently just completed an order where it was, um, I hate to even say it in case the customer’s listening, but, you know, one of the orders that we most recently just, um, completely was roughly about a 200 percent margin.  And make no mistake that’s absolutely positively on the high end.  Uh, but on the lower end, I mean, it’s in the 30 to 40 percent.  So, we’re still very much in a high margin business.  Um, and certainly if we really got into doing some of those very mammoth orders, you know, into the--you know, the multiple tons, I would anticipate maybe those margins coming down a little bit.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

But, again, for perspective, it’s really in a--um, it’s really been in a very high margin business at this point in time.  Even though the conductive plastics market as a whole is in the--whatever it is, three to five billion dollar market, it’s still a relatively small playground and not tons of people out there.  Um, so the point is, you know, when I just recently spoke at the Conductive Plastic show that’s the first conductive plastic show held in North America.  So, I mean conductive plastic’s been around for a bit, but it’s just now to where the industry’s really starting to--uh, starting to move along.

Mr. Tim Hoke:  Thanks.  I appreciate it--.

Mr. Doug Bathauer:  --Did I pretty much answer that?  Anything else?

Mr. Tim Hoke:  No, that was great.  I appreciate it.

Mr. Doug Bathauer:  All right, appreciate it.

Now, what I want to do is just go ahead--and, you know, traditionally what we have done in the past is run down--kind of give you a bit of a--some of the open item business that everybody is aware of that are out there publicly.  I want to give everybody a little bit of an update on that ‘cause for the most part we have progressed on all those things since our last call--um, and just kind of let you know what is going on with various things--battery and, you know, uh, electric cars and all that stuff.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

So--okay, so first of all I do want to talk about, you know--we have mentioned it in previous filings, um, is, you know, an electric car that we are anticipating an order from.  So, I am going to group this together in tier one interest.  I am going to group this together as a whole.  So, particular to that electric vehicle, um, we are waiting.  I don’t know how else to put it.  You know, automotive can move very slow, and this is no exception to this.  All the internal paperwork and all the documentation has to be provided.  Uh, that has been done.  And us, along with the tier one, are simply just waiting for that order.

And, as a whole over the last, I would say, three months, we are really starting to see a lot more activity from tier ones, and I’ll go so far as to say tier ones globally.  Um, it is pretty regular now that we are getting tier one orders.  And, again, let me be clear.  These are--these tend to be  orders--you know, for small pounds, um, but it is all for things that are coming up.  Most all of them, at least to this point, um, interestingly enough, have not been for the bigger enclosures.  They are for connectors.  So, I think we just--today we just completed another small, uh, prototype run for one of the tier ones, and it is for a connector on a, uh--on an electric vehicle.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

And, you know, tier ones--I don’t know how much everybody knows about it.  You don’t really know which model you are working with or what car you are working on.  Uh, but at this point it seems to be about--you know, we know of one model for sure, but there is at least two others that it appears to be this particular tier one is looking to, uh, get us moved into.  So, again, a lot of pickup in that just the last few months.  It was a little bit quiet, uh, you know, maybe a year ago, but certainly a lot has picked up on the tier one side and, again, almost all focused in on the electric vehicle side of things.

Cable and wire--definitely one of the most, uh, popular questions that I get.  Um, I will speak in generalities with that.  You know, we have two separate technologies on cable and wire.  One is, you know, our shield and wire, which--you know, we have announced a joint development agreement on that some years ago.  Um, it has been going--unfortunately and frustratingly, I am very limited to what I can say about that, but I have to speak in generalities.  The progress has been--uh, we have made a lot of progress on that this year, um, much more progress this year than the year prior.  And that is essentially about all I can say, and I apologize for that.  I would love to disclose much, much more than that.  But, particularly when you are dealing with, uh--with larger companies, sometimes it is difficult to be able to get a lot of information out.

Corporate Update & Financial Results for the Period Ending June 30,2016
October-13-2016
Confirmation #13647457

Um, in our bundle shielding, again, I share the same excitement I had about that two conference calls ago.  But, unfortunately I just can’t--we just haven’t really moved that ball forward as much as we would like to--just from a limitation on internal resources.  There is just so many of us.  And, you know, there has been a tremendous amount of focus on, uh, the batteries, which I’ll get to a little bit later, and then obviously a tremendous amount of focus on commercializing the new product line.

It has really just been very difficult to be able to pursue and move the bundle shielding project any further.  Uh, we really hope to get that, you know, sometimes early Q1--start moving down that path with it.  But, it has really just been something we have not been able to spend a tremendous amount of time on, just because--again, just lack of internal resources to do that.

Um, next--again, we get a lot of questions about this--is Leader Tech, which is a--something we had announced a few months ago.  What I can say about them is they have really been pleased with the performance and how things worked.  And this--it is fair to say that’s more of a proof of concept order, albeit it was a commercial order [unintelligible] a product and, uh, is being used by consumers.  Uh, but it is--they are very small parts.  But, it looks as though that is going to be somebody that we’re going to be working with, uh, well into the future and, you know, certainly hope to have repeat business from them--but, again, very pleased with the performance, and we’re working with them on some other things as we speak.

Corporate Update & Financial Results for the Period Ending June 30,2016
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Um, next thing is Hanwha [sp], a popular topic the last three years.  We continue to develop things with them.  Um, we are not at the point of big commercialization yet, which is where we would all like to be, but we are supporting them primarily with automotive projects.  Um, they see the market similar to the way we do, which is, there is a lot of opportunity in shielding and connectors within the automotive sector--again, uh, long lead times.

But, I’m sure you have all been reading, there is really--a real global push towards electrification of automobiles.  It started a long time ago, but the Paris agreement really, uh, threw gas on the fire, if you will, and you are really starting to see from a global perspective a real push towards the, uh, electrification of the vehicle.  And on our end what that means--they are trying to lightweight--make them lighter, increase range.  And, more importantly, you have all those high-power electronics, and they all need shielding.

Uh, another, too, which we don’t talk about--I don’t know that we have actually talked about, but Hanwha is--we are also a fiber re-seller for conductive composites.  So, we do derive, um--when Hanwha does do, um--when they are conducting business and using, uh, carbon fiber, they actually buy the carbon fiber from us, um, just as a small, little tidbit.

Corporate Update & Financial Results for the Period Ending June 30,2016
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Another thing that we get a lot of questions about, and, you know, understandably so, is the global commercialization agreement, which we, uh--we actually--we have been talking about it forever, I realize that.  And, um, you know, filed an 8-K on that in November.  I can tell you right now that, given the development that we have had with our current--with our--the addition to our portfolio and with the battery development, uh, that agreement is officially on hold.

And the reason for that is sometimes the nature of license agreements can be very onerous to those people who actually hold the patent that are licensing them out.  So, in short, um, we would have given up a significant amount of control of the company and the technology and the future commercialization.  We would have given up a significant amount of control, um, for not what we really feel is enough in return.  Uh, the relationship with that particular company is still intact.  We still talk with them.  It is just at this point in time we’re not currently, uh, pursuing that agreement right now.  Um, and, again, is that something that may pick back up in the not too distant future?  It may very well.

Um, but the--again, certainly given the success we’re seeing with the lower conductive, we really want to hang on to that.  And it would--just the mere presence of that would significantly change any type of agreement that we would have entered into with--on that global commercialization.  And certainly that is something we couldn’t really talk about a few months ago ‘cause we didn’t really want to talk about the addition of a portfolio--completing our portfolio on the product side.  We really didn’t want to talk about that publicly until we knew we were going to have some success.  Uh, you know, we certainly understand from a shareholder standpoint, uh, patience can wear a little bit thin over time.

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Um, so we really didn’t want to come out and talk about a newer portfolio until we actually had success generating sales--and be able to come at you with that.  And certainly that really figured into that global commercialization agreement, you know, again, from that 8-K filed in November.  Um, that weighed pretty heavily on us--on that decision, so definitely a deal we could have signed last year, uh, but just not something that we really felt was going to give the--uh, provide the level of commercialization we need--ultimately provide the, um--the return to the shareholder that we are all looking for--again, a relationship intact agreement, uh, on hold for the time being.

Chang Rim.  With them--the Chang Rim order that we had announced some time ago, which was--up until then was the largest order we had ever produced, um--that really hasn’t, um--they are improving that particular product.  It didn’t have quite the--they needed to do some improvement before they could go with the global distribution of that particular product.  Uh, Chang Rim has been to Detroit and been collaborating with, uh--with Moe [sp] and Bob up there on that particular project.  And, you know, we’re continuing to provide them with materials, uh, for various projects.  There is a couple automotive, uh, things they are working on, which--I think we had announced a motor [sp] one a while back.  But, again, as you get into automotive, sometimes those lead times can take a long time.  And it is no different in Korea than it is in the U.S.--um, still the most short-term opportunities--still--there still appears to be that consumer electronics application that we’re just--he just hasn’t really had any visibility from that, uh, here in the short term.  So, that is one that definitely hasn’t turned out with the volumes and the timing that we expected from that.  It’s still a great company to work with and, you know, a great partner, as far as that goes.

Corporate Update & Financial Results for the Period Ending June 30,2016
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Um, the next thing, of course, I do want to talk about is batteries.  Um, it’s difficult to say what is the most exciting development here, whether it is batteries or the new product line, but it is certainly a neck-in-neck race.  We have really been, um--seen some success with our batteries and really pleased with the development that we’re seeing with that.  As we stated in the press release, maybe, you know, six or eight weeks ago, uh--you know, we have produced 100 or so plates.  Will we have enough to make, you know, another 15 to 20 batteries with that?  And here is something I do want to clarify for everybody.  We have got those names floating around a little bit there--ABC--I think it is Battery Concepts and, uh, Ultimate Battery Company.  Here is the clarification I want to make.

We make bipolar plates.  And to my knowledge we are the only people in the world that are making plastic bipolar plates, and for all the various reasons that we have talked about in press releases and conference calls, we have a tremendous advantage over other plates out there, you know, from a light weighting standpoint, from a size and shape and conductivity--all that is the case.  The thing with--but, what we don’t have is we’re not battery manufacturers.  Advanced Battery Concepts, that is what they are.  Advanced Battery Concepts, to my knowledge, and my knowledge is based upon what I know from the North American battery market--and what I hear from feedback within that market, they have the most advanced bipolar battery technology on the planet.  And if you find somebody better, shoot me an e-mail or give me a call.  I’d love to hear about it.  But, their technology is what is regarded in the industry as the best.  And they are a phenomenal partner for us.

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So, where the relationship of Advanced Battery Concepts works for us, we take our plates, put them in their battery, and that is how the relationship works.  They are not currently being--Advanced Battery is not currently selling with our plates in it.  Uh, we are simply doing the testing, doing various variations of it, taking our plates and using them within their--uh, within the infrastructure of their battery.  And I can’t even begin to express what a great relationship that has been and how much that has, I wont’ say shortcutted, but it has really saved us a lot of time, money, effort, um, with the plate technology because we’re leaning on a tremendous amount of expertise with them within the battery industry.

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Um, and, you know, there is a lot of discussion, and there is a little bit of confusion as far as our plates go, you know, within the, uh, investor base, but primarily our technology right now--you know, we--certainly the battery could be--the plates could be used in multiple applications.  But, the best application for us right now is primarily in the deep cycle part of the market, ones that require--you know, that have the deep discharge, uh, golf carts, wheelchairs, you know, all those type things.  That is really the best place for the bipolar, and that is where we really see the best place for, um--for our battery--the stop-start motors on, uh, hybrid electric cars.  It is just a vast opportunity that is out there.  But, we have to continue to go through those key steps to advance the technology in order to do that.

Uh, I do want to cover the, um, ultimate battery.  There has been a lot of questions about that simply because there is just limited information that we can get out there via press release.  Ultimate Battery Company--certainly that MOU follows the pathway that we want to take with our battery technology.  Uh, I’ll be the first one to tell you we don’t want to become a battery company.  We don’t.  What we want to do as our core business is we want to sell millions and millions of pounds of electriplast [sp].  That is what we want to do.  So, you know, as we have talked about for the last year or so, we really want to take our bipolar technology, our battery technology, move that into a wholly-owned subsidiary, various reasons for that, one of which is everything that we do with electriplast we’re dealing purely with the material business of things.  The battery is very much an application.  So, as I have said for at least the last year, we want to monetize this business.

Corporate Update & Financial Results for the Period Ending June 30,2016
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So, just to briefly describe what that MOU is with Advanced Battery, our intention is to sell the battery technology.  And in return for that we would receive cash.  But, more importantly, what we would receive is, um, we would be the exclusive supplier of the material.  And we would also receive a license agreement.  On top of that, every time they sell a plate we’re going to receive money off that as well.  So, the way we view that--that is just a huge win all the way around for us.  We are going to do what we want to do, which is sell pellets, and we also get to, um, derive revenue off of that--off of the sale of the plates as well.  So, the ownership of the technology, if we enter into the right agreement, um, it is [unintelligible] paramount to us.  Making money off of it is the most important thing.  But, particular to Advanced Battery, um, they are an interesting group.  Um, I have to be careful what I say here.  It is not made up of a bunch of battery executives.  Uh, I don’t believe we have presented it that way, nor do I want to present it that way.  It is a group of successful business people who have taken newer states technologies and moved them into commercialization.

So, there is various terms of that MOU that we are not allowed to disclose.  Uh, but I’ll give you kind of the--you know, the high level part of it.  If they are able to achieve, uh, the commercial aspect of it, then that agreement will get signed in, you know, by us.  Uh, if they are not, then quite frankly it won’t.  Um, to this point they have done what they said they were doing.  Uh, the discussions are going the way they are supposed to in the various commercial partners there.

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But, we will just have to--it is really going to be a wait and see.  This is not something with, uh, Ultimate Battery Company that will go on for multiple years.  Uh, this is something we will know in a number of months, whether or not this is actually going to get executed and go to the full--you know, where we actually executive the MOU.

But, on the flip side, we are also not, um--that is--not all of our eggs are in the Ultimate, uh, basket, if you will.  We are also taking a--at this point we are talking with various companies about licensing and sale of the battery technology to various people, both in the battery world and outside of it.  So, just to be clear on Ultimate--on the Ultimate Battery Company, um, business people who are connected to the people who would be--it would be a commercial opportunity within batteries.  It is not just three or four guys sitting in a room thinking they would like to own a battery company, okay?  Uh, and we are coming up on a hard stop in about seven or eight minutes.  So, I have one more topic to cover, and then we’ll just ask whatever questions we can.

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The last thing, too--I believe the last conference call somebody did ask about increase in shares.  Uh, that is something that we are going to do.  I just want to make sure I put it forth on a conference call first.  Uh, there will be a proxy, uh, coming out, maybe as early as--it should be as early as this evening.  Uh, and that actually is going to increase our authorized shares.  It is actually something--it is a necessity, uh, for various reasons.  One, we are--I mean, we still have 20-some millions--20-some million shares left in our cap table, but that is not something you want to, uh, really run too tight.

Um, and we are at the point now where, you know, as I said, we hope to be cash flow positive in calendar year 2017.  Um, there is still going to be a little bit of gap between now and then.  You know, we have--as Bart said, we reduced our capital--reduced our cash expenses by over a million dollars, so we’re really getting that burned down quite a bit.  But, just to give flexibility and also to, um--it gives us some flexibility with some industry partners as well.  Um, you know, from the ability to potentially use some equity and some of the--some of those things.  So, just so you know, that will be coming out.  I didn’t want anybody to be blindsided by that.

Uh, and in conjunction with that, we will also be having a meeting and an open house in Evansville, uh, in the plant, on the 12th of November.  Uh, you will be hearing a lot more about that here in the next, uh--in the next week or two.  Uh, you know, at that we will have demos, product displays.  You can see the new manufacturing line.  Uh, I doubt we will actually be running that day.  Uh, and it is on a Saturday, just to be as accommodating as we possibly can for, uh--for the retail shareholders.

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Uh, again, I’m running out of time, so let me go real quickly to the next question and, um, whoever that happens to be there, Chris.

Operator:  All right.  Our next question comes from the line of Chuck Cassel [sp], a private investor.  Please proceed with your question, sir.

Mr. Chuck Cassel:  Hey, Doug.  I’ll be brief.  I know you recently went to a battery show.  In fact, I think you spoke at it.  What feedback did you get from that show?

Mr. Doug Bathauer:  Good question.  The--uh, they are all good questions, all right, Chuck?

Mr. Chuck Cassel:  Yes.

Mr. Doug Bathauer:  Actually, Bob spoke at the battery show in Michigan, and that is actually the show that we, uh--we had a booth at last year.  And it--his presentation was actually very highly technical and--but, it was very--uh, we really did receive quite a bit of positive feedback from that.  And the whole idea for us--the reason we didn’t present at that show--I shouldn’t say present.  The reason we didn’t display at that show was really--uh, there was really no need ‘cause most of the people in the industry know who we are anyway, and this was the first time where Bob could really showcase all the development that, uh--that we had been making with it.  And there really was quite a bit of interest from that.

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And, again, we’re not sitting just solely with all of our eggs in the Ultimate Battery, uh, basket.  There was a fair amount of global interest from people, uh, in the technology.  And then, um, I actually spoke at the conductive plastic show in Philadelphia just, uh--just a couple weeks ago.  And that was definitely not near as technical ‘cause if you know me, my limitations on technical only go so high.  But, that was speaking to our industry, the conductive plastics industry.  Uh, and it was really an interesting presentation ‘cause, one, I was really more--I was really presenting to our peer group.

Um, and that was actually very well received as well.  As I spoke earlier in the call, most of the--all the people there were focused in on the lower conductive things.  Uh, we were the only company that actually presented with an actual application.  Um, and we did oddly enough--I shouldn’t say oddly enough, but it was surprising to me, um, we were approached by a couple people that were not in the conductive plastics industry--just within the--on the tier one side of things, that were actually, you know, having a little bit of dialog about the technology right now.

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And the reason we do that--the reason we go to those shows--I mean, number one, we do it because we’re asked, and we’re more than happy to do it.  But, we really want to make sure, uh, particularly on the battery side, we’re out there, we’re visible, and we’re very much a part of that industry.  Uh, relationships, as you well know, are very important.  And we just want to make sure we continually be known within that industry.  And it just happened to work out that way, that the two things we were invited to, which were almost back to back, happened to be-uh--happened to be battery-related, so we’ll take it.

Um, and hopefully I have covered most everything else.  And I have time for one--I mean, literally I have one minute left ‘cause the times on these are pretty stringent these days.  So, last question, and I’ll answer it within 60 seconds.  Next question there, Chris, whoever that may be.

Operator:  Yeah, and our final question comes from the line of Mr. Thor Larson [sp], a private investor.  Please proceed, sir.

Mr. Doug Bathauer:  Hello, Thor.

Mr. Thor Larson:  Hello, Doug.

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Mr. Doug Bathauer:  Hello, Thor.

Mr. Thor Larson:  Hey, how are you?

Mr. Doug Bathauer:  Doing well.

Mr. Thor Larson:  Very good, uh, conference call.  Uh, just want to--as I hear you, uh, expanding on Evansville, I sense there is a need to increase, uh [unintelligible] in Evansville.  Is that--are you hiring more people there for--?

Mr. Doug Bathauer:  --Actually, where we are right now, Thor, is we currently have one full-time line operator, and, uh, when we get some of those larger orders--.

Mr. Thor Larson:  --Um-hmm--.

Mr. Doug Bathauer:  --We actually utilize some of the--’cause we operate inside of Nova Polymers, which is a plastics company.

Mr. Thor Larson:  Yeah.

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Mr. Doug Bathauer:  And when we get some of the larger orders that we can’t handle or that are difficult for us, we actually utilize some of Nova’s people to do that.  And, for example, the order we just ran yesterday, that was a 1,500-pound order, we used one of their machines, but we used our line operator.

Mr. Thor Larson:  Yeah.

Mr. Doug Bathauer:  So, I don’t--right now, we’re--to be perfectly blunt about it, I’m not exactly--we’re going to have to see how things go as far as how quickly things move.  And that is the other reason--.

Mr. Thor Larson:  --Yeah--.

Mr. Doug Bathauer:  --We don’t want to move too quickly on this.  We may lean a little bit more on Nova rather than incur the added expense of employees, uh, to add to it ‘cause right now it’s--we are kind of in the best of both worlds ‘cause we’re able to, uh--we’re able to lean on them and leverage that relationship right now.  So, I don’t have that answer.  It really just depends on how quickly things come about.

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Mr. Thor Larson:  Yeah.

Mr. Doug Bathauer:  And it could be where, you know, Nova does a lot of the manufacturing for us, or we--it is really--we are not sure yet, whichever is going to be most cost effective.

Mr. Thor Larson:  Yeah, then the other point is, uh, in the engineering over in Detroit.  Are you planning to expand that group?  It seems like you are [unintelligible].

Mr. Doug Bathauer:  Yeah, as resources allow, we definitely would like to do that.  Uh, we can certainly from an application standpoint.

Mr. Thor Larson:  Right, right.

Mr.  Doug Bathauer:  We would definitely be further along with, uh--with bundle shielding and other applications if we had more engineering bandwidth.  That is the one good--the other good thing about our lower conductive portfolio.  We don’t really have to lean on the engineers near as much for that.  Uh, but, certainly that is something we would love to do.  But, you know, resources--we are still trying to--you know, we cut the cash burn by about a million dollars last year.

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Mr. Thor Larson:  Yeah.

Mr. Doug Bathauer:  Uh, you know, that gets us in a little better spot, but we’d like to continue to contain expenses until we actually get the cash flow into support operations.

Mr. Thor Larson:  Understand.

 Mr. Doug Bathauer:  All right.  Well, that’s it.  I apologize if there is any other questions.  I’m really sorry.  We really just have to do a hard cutoff at 60 minutes on these conference calls.  Any other questions, feel free to shoot Scott or Eric an e-mail.  Um, I’m--I have been a little more difficult to reach the last few months, primarily because I have been much more involved in manufacturing than I ever thought I would.  But, certainly I’m coming up for air, so if there is some people who have been, you know, used to talking to me, if it’s really something important that, uh, you would rather hear from me, let Scott or Eric know.

And, uh, I would be more than happy to talk to you because, you know, at the end of the day, you know, people can say what they want.  You know, what is the most important part of a business?  But, in a public company, I can tell you, and I mean this very sincerely, it is--our shareholders are the, uh-- are the most important thing to us ‘cause we couldn’t do any of this.  We couldn’t be doing the things we are doing now if it wasn’t for the continued years of patience and support by shareholders.  Again, we never want you to feel marginalized and eclectic or anything like that, even if it may seem that way at times--never want to do that.

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And I certainly can be a victim of that at times, so, anyhow, appreciate everybody’s time, appreciate everybody’s patience and, um, look forward to, uh, talking to everybody on the next call.  And invitations will be going out as far as, you know, the open house here in Evansville, which is coming up here in about a month, and would love to see everybody here.  So, take care.  Have a good night.  Thanks.  Bye.

Operator:  Thank you, Doug.  Ladies and gentlemen, this does conclude our teleconference for today.  We thank you for your time and participation, and you may disconnect your lines at this time.  Have a wonderful rest of the day.